SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): June 16, 1998
                                                  -------------

                             PROPERTY CAPITAL TRUST
                             ----------------------
             (Exact name of registrant as specified in its charter)


 Massachusetts                       I-7003                      04-2452367
 -------------                       ------                      ----------
(State or other                   (Commission                  (IRS Employer
jurisdiction                      File Number)               Identification No.)
of incorporation)


101 Federal Street
Boston, Massachusetts                                                   02110
---------------------                                                   -----
(Address of principal executive offices)                              (Zip Code)


Registrant's telephone number, including area code: (617) 737-0100
                                                    --------------

                                 NOT APPLICABLE
                                 --------------
          (Former name or former address, if changed since last report)


                                     Page 1
                       This document consists of 21 pages.
           The exhibit index is contained on page 5 of this document.

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Item 2.  Acquisition or Disposition of Assets.

         On June 17, 1998, the Board of Trustees (the "Trustees") of Property Capital Trust, a Massachusetts Business Trust (the "Trust"), announced the sale of its last real estate investment, the land underlying the Cincinnati Marriott Inn, and the repayment of its two leasehold mortgages thereon. The Trust received approximately $7,900,000 net proceeds from this transaction. As a result, the Trustees declared an $.80 per Share (as defined herein) special dividend (the "Special Dividend") payable on July 10, 1998 to shareholders of record on July 1, 1998.

         As reported previously, the American Stock Exchange (the "AMEX") will halt trading in the Trust's Shares at the end of the day on Friday, July 10, 1998, as a result of the Trust's divestment of its last real estate investment. It is unlikely that there will be a ready market to buy or sell the Trust's Shares after such time.

         Furthermore, because of the magnitude of the Special Dividend declared by the Trustees and the expected halt of trading on the AMEX, the Trust's Shares will not trade ex-dividend on the AMEX. Any shareholder of the Trust ("Shareholder") who sells its Shares on or before July 10, 1998 forfeits its right to receive the Special Dividend.

         A copy of the press release issued by the Trust announcing this transaction is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 5.  Other Events.

         On June 18, 1998, the Trustees announced that the Trust had entered into an Agreement and Plan of Merger (the "Merger Agreement") with Maryland Property Capital Trust, Inc., a Maryland Corporation ("the Corporation"), pursuant to which the Trust will merge with and into the Corporation and the Corporation shall be the surviving entity (the "Merger").

         The Merger is conditioned upon, among other things, the approval of two-thirds of the Trust's Shareholders.

         As a result of the Merger, each share of beneficial interest, no par value per share, of the Trust (a "Share") outstanding as of the Merger will be converted into the right to receive, upon surrender of such Share, (i) a cash payment equal to each Share's pro rata portion of all cash and cash equivalents held by the Trust at the time of the Merger; (ii) one-sixtieth of a share of the common stock, par value $.01 per share, of the Corporation; and (iii) each Share's pro rata portion, less reasonable costs, of any additional amount payable to the Corporation by the Department of Transportation of the State of Florida as compensation for the taking of a portion of the Trust's property in Aventura, Florida.

         Simultaneously with the execution of the Merger Agreement, the Trust and the Corporation entered into a series of related transactions (the "Related Transactions") with affiliates of The Beal Companies, L.L.P., a Boston based real estate development and investment company. These transactions will culminate with a subsidiary of the Corporation merging with and into Beal Properties Pine Hill Limited Partnership, a Massachusetts limited partnership ("BPPH"), (the "Final Merger"). BPPH, which will become a shareholder of the Corporation pursuant to the Related Transactions, will be the surviving entity of the Final Merger.

         The consummation of each of these Related Transactions is conditioned upon, among other things, the consummation of all of the Related Transactions.

         The Merger Agreement and the Related Transactions will not affect the AMEX's decision to halt trading of the Trust's Shares after the close of business on July 10, 1998.

         The Merger Agreement and a copy of the press release issued by the Trust announcing these transactions are attached hereto as exhibits and are incorporated herein by reference.

Item 7.  Financial Statements and Exhibits.

         (a) Exhibits.

             2 Agreement and Plan of Merger, dated June 18, 1998, by and between Property Capital Trust and Maryland Property Capital Trust, Inc.

          99.1 Press Release, dated June 17, 1998, of Property Capital Trust, announcing the sale of its last real estate investment and the leasehold mortgages thereon, the declaration of a special dividend and the halt of trading on the American Stock Exchange.

          99.2 Press Release, dated June 18, 1998, of Property Capital Trust, announcing the entering into of a series of related transactions culminating in the merger of an affiliate of Property Capital Trust with an affiliate of The Beal Companies, L.L.P.

                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                    PROPERTY CAPITAL TRUST


                                    By: /s/ ROBERT M. MELZER
                                        --------------------
                                        Robert M. Melzer
                                        President and Chief Executive Officer


Dated: June 29, 1998

                                  EXHIBIT INDEX

                             PROPERTY CAPITAL TRUST



Exhibit
Number       Description                                          Page Number
------       -----------                                          -----------
2            Agreement and Plan of Merger, dated June
             18, 1998, by and between Property Capital
             Trust and Maryland Property Capital
             Trust, Inc.

99.1         Press Release, dated June 17, 1998, of
             Property Capital Trust, announcing the sale of its last real estate investment and the leasehold mortgages thereon, the declaration of a special dividend and the halt of trading on the American Stock
             Exchange.

99.2         Press Release, dated June 18, 1998, of
             Property Capital Trust, announcing the
             entering into of a series of related
             transactions culminating in the merger of an affiliate of Property Capital Trust with an affiliate of The Beal Companies, L.L.P.